Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of TC PipeLines GP, Inc., General Partner of TC PipeLines, LP:

We consent to the incorporation by reference in the registration statements (No. 333-121537 and No. 333-141488) on Form S-3 of TC PipeLines, LP, of our report dated April 25, 2007, with respect to the consolidated balance sheets of TC PipeLines GP, Inc. as of December 31, 2006 and 2005, which report appears in Exhibit 99.1 to the Form 10-Q of TC PipeLines, LP dated April 30, 2007.

/s/ KPMG

Chartered Accountants

Calgary, Canada

April 30, 2007